CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Post-Effective Amendment No. 3 to Form S-1 of our report dated March 8, 2006, relating to the consolidated financial statements and consolidated financial statement schedule of Exabyte Corporation as of December 31, 2004 and 2005 and for the years then ended, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Ehrhardt Keefe Steiner & Hottman PC

Ehrhardt Keefe Steiner & Hottman PC

Denver, Colorado

May 19, 2006